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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Prospectus and Registration Statement on Form S-3 of The Money Store Home Equity Trust 1997-B relating to The Money Store Home Equity Asset Backed Certificates, Series 1997-B, of our report dated February 3, 1998, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".

                                                  /s/ PricewaterhouseCoopers LLP

                                                      PricewaterhouseCoopers LLP

January 19, 1999